Exhibit 99.1

Coherus BioSciences Reports Fourth Quarter and Full Year 2017

Financial Results

REDWOOD CITY, Calif., March 8, 2018 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today reviewed corporate events and reported financial results for the quarter and full year ended December 31, 2017.

Fourth Quarter and Full Year 2017 Financial Results:

•	Research and development (R&D) expenses for the fourth quarter of 2017 were $31.5 million compared to $59.0 million for the same period in 2016. R&D expenses for the fiscal year 2017 were $162.4 million, as compared to $254.4 million for the same period in 2016. The decrease in R&D expenses in the fourth quarter over the same period in 2016 was mainly due to the reduction in manufacturing, analytical and clinical costs associated with the CHS-0214 (etanercept (Enbrel®) biosimilar candidate) and CHS-1420 (adalimumab (Humira®) biosimilar candidate) programs. The decrease in R&D expenses in the fiscal year ended 2017 over the same period in 2016 was mainly attributable to a decrease in clinical development costs associated with the CHS-0214 and CHS-1420 programs.

•	General and administrative (G&A) expenses for the fourth quarter of 2017 were $15.0 million, compared to $15.3 million for the same period in 2016. G&A expenses for the fiscal year 2017 were $71.3 million, as compared to $51.6 million for the same period in 2016. The increase in G&A expenses in 2017 were mainly attributable to salary and stock compensation costs associated with the hiring of personnel in the first half of 2017 to support the CHS-1701 (pegfilgrastim (Neulasta®) biosimilar candidate) pre-commercial activities and costs related to legal and other professional services.

•	Net loss attributable to Coherus for the fourth quarter of 2017 was ($49.1) million, or ($0.84) per share, compared to a net loss of ($75.9) million, or ($1.71) per share, for the same period in 2016. Net loss attributable to Coherus for 2017 was ($238.2) million, or ($4.48) per share, compared to a net loss of ($127.3) million, or ($3.04) per share, for 2016.

•	Cash and cash equivalents and investments in marketable securities – short term totaled $126.9 million as of December 31, 2017, compared to $150.1 million as of September 30, 2017.

Guidance for 2018:

CHS-1701 (pegfilgrastim (Neulasta®) biosimilar)

•	Anticipate resubmitting the biologics license application (BLA) directly after receipt of minutes post completion of FDA meetings concerning the complete response letter, completion of immunogenicity sample processing and integration of such data into the resubmission.

•	Anticipate European approval opinion in the second half of 2018.

•	Commercial partnering discussions are projected to continue for certain ex-U.S. territories.

•	Anticipate U.S. commercial launch in the second half of 2018, dependent on regulatory review and approval timing.

CHS-3351 (ranibizumab (Lucentis®) biosimilar) and CHS-2020 (Eylea biosimilar)

•	Initiate clinical development of CHS-3351.

•	Continue preclinical development of CHS-2020.

CHS-1420 (adalimumab (Humira®) biosimilar)

•	Pursue manufacturing objectives in support of a BLA.

•	Prepare for partnering pursuant to a 2022 launch.

CHS-0214 (etanercept (Enbrel®) biosimilar)

•	Expect the Patent Trial and Appeal Board of the USPTO to enter institution decisions with respect to two Inter Partes Review filings, by March 13, 2018 for patent 8,163,522, and by March 15, 2018 for the patent 8,063,182.

CHS-131 central nervous system anti-inflammatory asset

•	Anticipate a potential global license, dependent on outcome of certain preclinical studies.

Cash flow

•	Anticipate cash use in operations of approximately $30 - $35 million per quarter in the first half of 2018.

Conference Call Information

When: Thursday, March 8, 2018 at 4:30 p.m. ET

Dial-in: (844) 452-6826 (toll free) or (765) 507-2587 (International)

Conference ID: 7098068

Webcast: http://investors.coherus.com

Please join the conference call at least 10 minutes early to register. The webcast will be archived on the Coherus website.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology including CHS-3351 (ranibizumab biosimilar) and CHS-2020 (aflibercept biosimilar), and CHS-131, a small molecule for multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to resubmit a BLA, receive MAA acceptance, enter into commercial collaborations in ex-U.S. territories for CHS-1701 and initiate U.S. commercial launch; to initiate the clinical development of CHS-3351; to continue the development of CHS-2020; to expand and optimize the manufacturing of CHS-1420 and prepare a partnering of CHS-1420; to gain the institution of two Inter Partes Reviews of two patents related to CHS-0214; to complete a global license and development agreement for CHS-131; to control its use of cash in the first half of 2017. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings, our ability to close commercial transactions and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 8, 2018 and its future periodic reports to be filed with the Securities and Exchange Commission.

Enbrel® and Neulasta® are registered trademarks of Amgen Inc.

Humira® is a registered trademark of AbbVie Inc.

Lucentis® is a registered trademark of Genentech, Inc.

Coherus BioSciences, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenue:
Collaboration and license revenue	$—	$214	$1,556	$189,476
Other revenue	—	630	—	630

Total revenue	—	844	1,556	190,106

Operating expenses:
Research and development	31,488	59,010	162,389	254,440
General and administrative	14,978	15,294	71,303	51,597

Total operating expenses	46,466	74,304	233,692	306,037

Loss from operations	(46,466)	(73,460)	(232,136)	(115,931)
Interest expense	(2,400)	(2,369)	(9,552)	(7,980)
Other income (expense), net	(203)	(115)	3,402	(3,877)

Net loss	(49,069)	(75,944)	(238,286)	(127,788)
Net loss attributable to non-controlling interest	2	23	116	451

Net loss attributable to Coherus	$(49,067)	$(75,921)	$(238,170)	$(127,337)

Net loss per share attributable to Coherus, basic and diluted	$(0.84)	$(1.71)	$(4.48)	$(3.04)

Weighted-average number of shares used in computing net loss per share attributable to Coherus, basic and diluted	58,343,720	44,341,121	53,133,620	41,912,300

Coherus BioSciences, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$126,911	$124,947
Other assets	35,700	53,538

Total assets	$162,611	$178,485

Liabilities and Stockholders’ Equity
Deferred revenue	$—	$1,561
Convertible notes	76,206	75,192
Convertible notes-related parties	25,204	25,064
Other liabilities	30,666	57,314
Total stockholders’ equity	30,535	19,354

Total liabilities and stockholders’ equity	$162,611	$178,485

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527